Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "The Fund's Financial Highlights" in the John Hancock Declaration Trust Prospectus and "Independent Auditors" in the John Hancock Declaration Trust Statement of Additional Information in Post-Effective Amendment No. 4 to the Registration Statement (Form N-1A, No. 33-64465) dated May 1, 1997.

We also consent to the incorporation by reference therein of our report dated February 7, 1997, with respect to the financial statements and financial highlights of the John Hancock Declaration Trust in the Form N-1A.



                                                     ERNST & YOUNG LLP
                                                     /s/ERNST & YOUNG LLP

Boston, Massachusetts
April 24, 1997